                                                        EXHIBIT 99(c)
                                                             TO
                                                     FORM 1O-K FOR 1993
                                                     ------------------
                                                       File No. 1-8519




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 11-K



(Mark One)

               [ ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the fiscal year ended December 31, 1993

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                    For the transition period from ___ to ___


                          Commission File Number 1-8519


                          ____________________________

                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN
                          ____________________________


                              CINCINNATI BELL INC.
                             201 East Fourth Street
                             Cincinnati, Ohio  45202

Report of Independent Accountants

Financial Statements:

       Statements of Net Assets Available for Plan Benefits

       Statement of Changes in Net Assets Available for Plan Benefits

       Notes to Financial Statements

Schedules:

       Schedule of Investments

       Other schedules are omitted because the information required is contained in the financial statements.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MATRIXX MARKETING INC.
                                   PROFIT SHARING/401(k) PLAN



                                   By /s/ Jerry M. Gaulding
                                      ----------------------------------------
                                          Jerry M. Gaulding





May 31, 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS



Plan Committee of the
     MATRIXX MARKETING INC.
     Profit Sharing/401(k) Plan

We have audited the accompanying statement of net assets available for plan benefits of the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan as of December 31, 1993 and 1992 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the accompanying index on page 1 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ COOPERS & LYBRAND

COOPERS & LYBRAND

Cincinnati, Ohio
May 27, 1994

                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1993


                                                                                             U.S.
                                                                              Int'l        Treasury                       Equity
                                           Cincinnati Bell    Managed         Stock          Money        G.N.M.A.        Income
                                          Inc. Shares Fund   GIC Fund         Fund            Fund          Fund           Fund
                                          ----------------   --------         ----          -------       --------        ------
ASSETS

  Employer contribution receivable             $292,738     $       --       $     --     $       --     $       --     $       --
  Investments:
    Cincinnati Bell Inc. shares                 509,482             --             --             --             --             --
    Mutual funds                                     --             --         49,767        872,353        245,322        466,066
    Contracts with insurance companies               --        117,282             --             --             --             --
    Loans to participants                            --             --             --             --             --             --
                                              ---------      ---------       --------      ---------      ---------      ---------

       Total investments                        509,482        117,282         49,767        872,353        245,322        466,066

      Total assets                              802,220        117,282         49,767        872,353        245,322        466,066
                                              ---------      ---------       --------      ---------      ---------      ---------
LIABILITIES

  Participant refunds payable                     2,999            690            293          5,135          1,444          2,743
                                              ---------      ---------       --------      ---------      ---------      ---------
      Total liabilities                           2,999            690            293          5,135          1,444          2,743
                                              ---------      ---------       --------      ---------      ---------      ---------

NET ASSETS AVAILABLE FOR BENEFITS             $ 799,221      $ 116,592       $ 49,474      $ 867,218      $ 243,878      $ 463,323
                                              ---------      ---------       --------      ---------      ---------      ---------
                                              ---------      ---------       --------      ---------      ---------      ---------


                                               Capital      Participant     Spectrum
                                            Appreciation     Loans and       Growth          Total
                                               Fund         Other Funds       Fund         All Funds
                                            ------------    -----------     --------       ---------
ASSETS

  Employer contribution receivable           $       --     $       --     $       --     $  292,738
  Investments:
    Cincinnati Bell Inc. shares                      --             --             --        509,482
    Mutual funds                                 83,981         29,987        104,937      1,852,413
    Contracts with insurance companies               --             --             --        117,282
    Loans to participants                            --         57,968             --         57,968
                                             ----------      ---------     ----------      ---------
      Total investments                          83,981         87,955        104,937      2,537,145


       Total assets                              83,981         87,955        104,937      2,829,883
                                              ---------      ---------      ---------     ----------

LIABILITIES

  Participant refunds payable                       494            177            618         14,593
                                              ---------      ---------      ---------     ----------

    Total liabilities                               494            177            618         14,593
                                              ---------      ---------     ----------     ----------
NET ASSETS AVAILABLE FOR BENEFITS             $  83,487      $  87,778      $ 104,319     $2,815,290
                                              ---------      ---------      ---------     ----------
                                              ---------      ---------     ----------     ----------


                      SEE NOTES TO FINANCIAL STATEMENTS.

                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                       OR THE YEAR ENDED DECEMBER 31, 1993

                                                                                             U.S.
                                                                              Int'l        Treasury                       Equity
                                           Cincinnati Bell    Managed         Stock          Money        G.N.M.A.        Income
                                          Inc. Shares Fund   GIC Fund         Fund           Fund           Fund           Fund
                                          ----------------   --------         -----        ---------       -------        ------
NET ASSETS AVAILABLE FOR BENEFITS,
  December 31, 1992                           $ 565,187      $ 111,662      $  26,190      $ 835,101      $ 238,438      $ 341,711
                                              ---------      ---------      ---------      ---------      ---------      ---------
  ADDITIONS:

    Employer contribution                       292,738             --             --             --             --             --
    Participant contributions                    41,185         35,312          6,393         79,076             --         82,849
    Dividend and other income                    18,765         12,856          2,332         27,290         17,467         39,100
    Net appreciation/(depreciation)
      of investments                            (59,894)            --         10,632             --          7,423         38,270
    Transfers of participants' balances - net    (2,258)       (28,402)        15,988        (38,304)            --        (15,938)
                                              ---------      ---------      ---------      ---------      ---------      ---------

               Total additions                  290,536         19,766         35,345         68,062         24,890        144,281
                                              ---------      ---------      ---------      ---------      ---------      ---------

  DEDUCTIONS:

    Distributions to participants                53,503         14,146         11,768         30,810         18,006         19,926
    Participant refunds                           2,999            690            293          5,135          1,444          2,743
                                              ---------      ---------      ---------      ---------      ---------      ---------

               Total deductions                  56,502         14,836         12,061         35,945         19,450         22,669
                                              ---------      ---------      ---------      ---------      ---------      ---------

  NET ASSETS AVAILABLE FOR BENEFITS,
    December 31, 1993                         $ 799,221      $ 116,592      $  49,474     $  867,218      $ 243,878      $ 463,323
                                              ---------      ---------      ---------      ---------      ---------      ---------
                                              ---------      ---------      ---------      ---------      ---------      ---------



                                               Capital      Participant     Spectrum
                                            Appreciation     Loans and       Growth          Total
                                                Fund        Other Funds       Fund         All Funds
                                            ------------    -----------     --------       ---------
NET ASSETS AVAILABLE FOR BENEFITS,
  December 31, 1992                           $  72,084      $  80,056      $  87,654     $2,358,083
                                              ---------      ---------      ---------     ----------
  ADDITIONS:

    Employer contribution                            --             --             --        292,738
    Participant contributions                    16,168         13,270         16,657        290,910
    Dividend and other income                     4,102          5,990          7,901        135,803
    Net appreciation/(depreciation)
      of investments                             10,172            450         13,332         20,385
    Transfers of participants' balances - net     7,365         (8,352)        16,522        (53,379)
                                              ---------      ---------      ---------     ----------

               Total additions                   37,807         11,358         54,412        686,457
                                              ---------      ---------      ---------     ----------

  DEDUCTIONS:


    Distributions to participants                25,910          3,459         37,129        214,657
    Participant refunds                             494            177            618         14,593
                                              ---------      ---------      ---------     ----------

               Total deductions                  26,404          3,636         37,747        229,250
                                              ---------      ---------      ---------     ----------

  NET ASSETS AVAILABLE FOR BENEFITS,
    December 31, 1993                        $   83,487     $   87,778     $  104,319     $2,815,290
                                              ---------      ---------      ---------     ----------
                                              ---------      ---------      ---------     ----------



                       SEE NOTES TO FINANCIAL STATEMENTS.

                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                DECEMBER 31, 1992


                                                                                             U.S.
                                                                              Int'l        Treasury                       Equity
                                           Cincinnati Bell    Managed         Stock          Money        G.N.M.A.        Income
                                          Inc. Shares Fund   GIC Fund         Fund           Fund           Fund           Fund
                                          ----------------   --------         ----         --------        -------        -------
ASSETS

  Employer contribution receivable            $ 357,475    $        --    $        --    $        --    $        --    $        --
  Investments:
    Cincinnati Bell Inc. shares                 216,332             --             --             --             --             --
    Mutual funds                                     --             --         27,277        869,756        248,333        355,891
    Contracts with insurance companies                -        116,296             --             --             --             --
    Loans to participants                            --             --             --             --             --             --
                                              ---------    -----------    -----------    -----------    -----------    -----------

      Total investments                         216,332        116,296         27,277        869,756        248,333        355,891

  Participant loans receivable                       --             --             --             --             --             --
                                              ---------    -----------    -----------    -----------    -----------    -----------

               Total assets                     573,807        116,296         27,277        869,756        248,333        355,891
                                              ---------    -----------    -----------    -----------    -----------    -----------

LIABILITIES

  Participant refunds payable                     8,620          4,634          1,087         34,655          9,895         14,180
                                              ---------    -----------    -----------    -----------    -----------    -----------

               Total liabilities                  8,620          4,634          1,087         34,655          9,895         14,180
                                              ---------    -----------    -----------    -----------    -----------    -----------

NET ASSETS AVAILABLE FOR BENEFITS             $ 565,187      $ 111,662       $ 26,190      $ 835,101      $ 238,438      $ 341,711
                                              ---------    -----------    -----------    -----------    -----------    -----------
                                              ---------    -----------    -----------    -----------    -----------    -----------


                                               Capital      Participant     Spectrum
                                            Appreciation     Loans and        Growth         Total
                                                Fund        Other Funds        Fund        All Funds
                                          ----------------  -----------     ---------      ---------
ASSETS

  Employer contribution receivable          $        --     $       --    $        --    $   357,475
  Investments:
    Cincinnati Bell Inc. shares                      --             --             --        216,332
    Mutual funds                                 75,075             --         91,291      1,667,623
    Contracts with insurance companies               --             --             --        116,296
    Loans to participants                            --         16,164             --         16,164
                                            -----------     ----------     ----------     ----------
      Total investments                          75,075         16,164         91,291      2,016,415

  Participant loans receivable                       --         64,536             --         64,536
                                            -----------     ----------     ----------     ----------

               Total assets                      75,075         80,700         91,291      2,438,426
                                            -----------     ----------     ----------     ----------

LIABILITIES

  Participant refunds payable                     2,991            644          3,637         80,343
                                            -----------     ----------     ----------     ----------

               Total liabilities                  2,991            644          3,637         80,343
                                            -----------     ----------     ----------     ----------

NET ASSETS AVAILABLE FOR BENEFITS           $    72,084      $  80,056      $  87,654     $2,358,083
                                            -----------     ----------     ----------     ----------
                                            -----------     ----------     ----------     ----------



                       SEE NOTES TO FINANCIAL STATEMENTS.

                          NOTES TO FINANCIAL STATEMENTS

(1) PLAN DESCRIPTION

    The following is a description of the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan (the "Plan"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Reference is made to the Plan document and the related Trust Agreement for complete information.

      GENERAL -- The Plan is a defined contribution plan covering substantially all domestic employees of MATRIXX Marketing Inc. (the Company), a wholly-owned subsidiary of Cincinnati Bell Inc. (CBI). The Plan is administered by a Committee ("Plan Committee") appointed in accordance with the provisions of the Plan. The trustee for the Plan is T. Rowe Price Trust Company. Administrative expenses are paid by the Company and are not included in the accompanying statements.

      CONTRIBUTIONS AND PARTICIPANT LOANS -- Participating employees may defer, pursuant to section 401(k) of the Internal Revenue Code of 1986 (the "Code"), a percentage of pre-tax compensation, subject to certain limitations. Contributions made by participants in excess of allowable percentages are refunded to participants. The participants may also make after-tax voluntary contributions. The contributions are invested by the Trustee, as directed by each participant, in one or more investment funds. Periodically, participants may change their investment option. Participants are permitted to borrow against their pre-tax and voluntary after-tax contribution accounts. The maximum loan amount available is 50% of the vested account balance; provided, however, that the total amount borrowed at any time may not exceed $50,000. Participant loans bear interest at the market rate as determined by the Plan Committee and generally must be repaid within five years.

      Subject to certain limitations, the Company makes contributions to the Plan based upon a specified percentage of the actual net operating profit of the Company, compared with budgeted net operating profit. A Company contribution will not be made if actual net operating profit is less than 70% of budgeted net operating profit. The Company's contribution is made in CBI common shares and allocated among participant accounts in the proportion that a participant's compensation bears to all participants' compensation. Participants vest in Company contributions based on years of service.

      ELIGIBILITY -- Domestic employees who have completed at least one year of service and who have attained the age of 21 are eligible to participate in the Plan.

      DISTRIBUTIONS AND TERMINATIONS -- Distribution of a participant's vested account balance will be made in one lump sum payment upon the attainment of age 65, termination of employment, permanent disability or death. Participants may apply for hardship withdrawals, subject to approval by the Plan Committee.

      The Company may, at any time, suspend or eliminate contributions to the Plan or terminate the Plan without the consent of any participant. Should the Plan be terminated, the interests of all participants would immediately vest and become non-forfeitable.

(2) SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING -- The Plan uses the accrual method of accounting. Purchases and sales of securities are reflected as of the trade date. Dividend income is recorded on the ex-dividend date.

      INVESTMENTS AND INVESTMENT VALUATION -- Participants are permitted to direct the investment of their pre-tax salary deferral and after-tax voluntary contributions into the following investment programs approved by the Plan Committee: CBI Shares Fund and T. Rowe Price Managed GIC Fund, International Stock Fund, U.S. Treasury Money Fund, Equity Income Fund, Capital Appreciation Fund, Spectrum Growth Fund, New Income Fund, Spectrum Income Fund, and Government National Mortgage Association (G.N.M.A.) Fund. Company contributions are invested in CBI Common Shares.

      Investments are valued at market value and determined as follows: CBI shares in the CBI Shares Fund on the basis of the last published sales price on December 31 on the New York Stock Exchange; shares in the T. Rowe Price mutual funds on the basis of the last published net asset value on December 31; and loans to participants at the principal owed by the participants on December 31.

      NET APPRECIATION (DEPRECIATION) OF INVESTMENTS -- The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

      ADMINISTRATIVE EXPENSES -- Administrative Expenses are paid by MATRIXX Marketing Inc. on behalf of the Plan.

(3) INCOME TAX STATUS

      The Internal Revenue Service has issued a determination that the Plan meets the requirements of section 401(a) of the Code and is exempt from Federal income taxes under section 501(a) of the Code.

(4) The interest of an employee in each type of investment of the Plan on December 31, 1993 and 1992, is represented by shares. The number and value of shares was:


                                                            December 31, 1993              December 31, 1992
                                                         -------------------------    ---------------------------

                                                          Number of     Value per      Number of       Value per
                                                           Shares         Share          Shares           Share
                                                         -----------    ----------    -----------      ----------
                 Cincinnati Bell Inc. Shares Fund          28,304          18.00         12,636          17.12
                 Managed GIC Fund                         117,282           1.00        116,296           1.00
                 International Stock Fund                   4,093          12.16          3,068           8.89
                 U.S. Treasury Money Fund                 872,353           1.00        869,756           1.00
                 G.N.M.A. Fund                             25,239           9.72         25,289           9.82
                 Equity Income Fund                        27,992          16.65         22,770          15.63
                 Capital Appreciation Fund                  6,634          12.66          6,591          11.39
                 Spectrum Growth Fund                       8,841          11.87          8,661          10.54


At December 31, 1993, the number of participants with balances by investment fund was:


                                                         Number of Participants

                                                                  1993
                                                              ------------

                  Cincinnati Bell Inc. Shares Fund               1,132
                  Managed GIC Fund                                  89
                  International Stock Fund                          36
                  U.S. Treasury Money Fund                         125
                  G.N.M.A. Fund                                    368
                  Equity Income Fund                               177
                  Capital Appreciation Fund                         39
                  Spectrum Growth Fund                              42

                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN
                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1993


                                                                              Shares/                                 Market
Identity of Issuer/Asset Description                                         Par Value             Cost                Value
- - - - - ------------------------------------                                     ----------------    ----------------    ----------------
Cincinnati Bell Inc. Common Shares *                                           28,303           $ 578,869           $ 509,482

T. Rowe Price Managed GIC Fund:                                               117,282             117,282             117,282

  Contracts with Canada Life Insurance Company                                 10,177              10,177              10,177
  Contracts with Provident Life and Accident Insurance Company                 26,489              26,489              26,489
  Contracts with Provident National Life Insurance Company                      7,890               7,890               7,890
  Contracts with Security Life of Denver                                       14,108              14,108              14,108
  Contracts with TransAmerica Life Insurance Company                           21,414              21,414              21,414
  Contracts with United of Omaha                                                4,463               4,463               4,463
  Contracts with Crown Life Insurance Company                                   2,214               2,214               2,214
  Contracts with Life Insurance Company of Virginia                             4,218               4,218               4,218
  Contracts with Lincoln National Life Insurance Company                       18,294              18,294              18,294
  Contracts with Life Insurance Company of Georgia                              8,015               8,015               8,015
                                                                           ----------          ----------           ---------

                         Total T. Rowe Price Managed GIC Fund                 117,282           $ 117,282           $ 117,282

T. Rowe Price International Stock Fund                                          4,093              42,300              49,767

T. Rowe Price U.S. Treasury Money Fund *                                      872,353             872,353             872,353

T. Rowe Price G.N.M.A. Fund *                                                  25,939             240,258             245,322

T. Rowe Price Equity Income Fund *                                             27,992             432,490             466,066

T. Rowe Price Capital Appreciation Fund                                         6,634              78,554              83,981

T. Rowe Price Spectrum Growth Fund                                              8,841              96,715             104,937

Other Funds                                                                     2,841              29,752              29,987

Participant Loans                                                                                  57,968              57,968
                                                                                               ----------           ---------

                         Total                                                                 $2,546,541          $2,537,145
                                                                                               ----------           ---------
                                                                                               ----------           ---------



* Investment represents 5% or more of the Net Assets Available for Benefits at December 31, 1993.
